UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 2, 2023
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2023, Hagerty, Inc. (the "Company") announced that Barbara Matthews, the Company’s Senior Vice President, General Counsel and Corporate Secretary will transition to an advisory role on or before October 31, 2023. The Company has named Diana Chafey as Chief Legal Officer and Corporate Secretary effective August 2, 2023. Ms. Matthews and the Company have entered into an Executive Retention, Transition and Release Agreement, dated July 31, 2023 (the "Transition Agreement"), whereby Ms. Matthews shall transition her responsibilities to Ms. Chafey on or before October 31, 2023, and continue to serve the Company as an senior legal advisory through January 1, 2024. Ms. Chafey previously served as the Chief Legal Officer and Corporate Secretary of ATI Physical Therapy (NYSE:ATIP), a publicly traded rehabilitation provider from 2018 until November 2022. From 2013 through 2018, Ms. Chafey was the Executive Vice President, General Counsel and Corporate Secretary of TWG Holdings Limited, a privately owned insurer and reinsurer. Ms. Chafey is also a former partner at DLA Piper US LLP, from their Chicago office.

Pursuant to the Transition Agreement, Ms. Matthews’s annual salary of $400,000 will not change through January 1, 2024. In addition, she will receive the following:

•The RSU Award Agreement dated April 1, 2022, by and between Ms. Matthews and the Company, granting her 92,678 restricted stock units will have an accelerated vesting of the remaining 46,339 unvested restricted stock units with a vesting date of January 1, 2024. The terms of Ms. Matthews’s remaining equity grants will remain unchanged and vest according to the terms of the Company’s 2021 Stock Incentive Plan and each award agreement;
•She will receive a cash payment of $19,256 in lieu of the RSUs that were due to vest on April 1, 2024 pursuant to the terms of her equity grants;
•She will be eligible for the Company’s annual cash incentive award payment for 2023 at a target of 50% of her annual salary, subject to Company performance; and
•She will receive a severance payment of $200,000 following her final day of employment with the Company.

The above description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, which is filed with this report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Retention, Transition and Release Agreement, dated July 31, 2023, by and between The Hagerty Group, LLC and Barbara Matthews.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Barbara E. Matthews
Date: August 2, 2023	Barbara E. Matthews
SVP, General Counsel and Corporate Secretary